UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2013

ARRIS Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31254	58-2588724
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive, Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

(678) 473-2000

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously announced, in connection with the acquisition by ARRIS Group, Inc. (“ARRIS”) of the Motorola Home business from General Instrument Holdings, Inc., an indirect subsidiary of Google Inc., ARRIS entered into a debt financing commitment letter with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Royal Bank of Canada, pursuant to which these institutions have committed, subject to the conditions stated in the commitment letter, to arrange and provide to ARRIS $2.175 billion in senior secured credit facilities comprised of (i) a term loan facility of $1.0 billion (“Term Loan A Facility”), (ii) a term loan facility of $925 million (“Term Loan B Facility”) and (ii) a revolving credit facility of $250 million (the “Revolving Credit Facility” and, together with the Term Loan A Facility and the Term Loan B Facility, the “Credit Facilities”).

ARRIS intends to provide to potential lenders under the Credit Facilities, among other information, (i) historical financial information with respect to the Motorola Home business for the years ended December 31, 2010 and 2011, for the 12-months ended September 30, 2012, and for the nine months ended September 30, 2011 and 2012 (collectively, the “Motorola Home Financial Information”) and (ii) a calculation of ARRIS’ Adjusted EBITDA for the years ended December 31, 2010 and 2011, for the 12-months ended September 30, 2012, and for the nine months ended September 30, 2011 and 2012 (the “Adjusted EBITDA Presentation”). The Motorola Home Financial Information and the Adjusted EBITDA Presentation are furnished with this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

This Current Report on Form 8-K, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Historical Financial Information with respect to the Motorola Home Business

99.2	ARRIS Group, Inc. Adjusted EBITDA Presentation

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.

By:	/s/ David B. Potts
David B. Potts Executive Vice President and CFO

Date: January 18, 2013